Exhibit 99.1

Ocuphire Pharma Completes Transactions and Begins Trading on Nasdaq as OCUP

Merger completed with Rexahn Pharmaceuticals creating a Nasdaq-listed Biopharmaceutical Company Focused on Advancing Ocuphire’s Late-Stage Clinical Pipeline of Ophthalmic Drug Candidates

Trading under “OCUP” on the Nasdaq Capital Market to begin November 6, 2020

Concurrent $21.15 Million Private Placement led by Institutional Healthcare and Accredited Investors

Conference Call and Live Webcast on Friday, November 6, 2020, at 11 AM Eastern Time

Farmington Hills, Mich. – Nov. 5, 2020 (Globe Newswire) – Ocuphire Pharma, Inc., a clinical-stage ophthalmic biopharmaceutical company focused on developing and commercializing therapies for the treatment of several eye disorders, is pleased to announce the completion of its previously announced merger with Rexahn Pharmaceuticals, Inc. (NasdaqCM: REXN). The combined company will operate under the name Ocuphire Pharma. Its shares will commence trading on the Nasdaq Capital Market and will reflect a 1-for-4 reverse stock split at the open of trading on November 6, 2020, under the ticker symbol “OCUP”.

In addition, the Company has announced the closing of the previously announced $21.15 million private placement, with certain institutional healthcare investors led by Altium Capital, accredited investors, and directors and officers of Ocuphire (the “Investors”). Pursuant to this transaction, Ocuphire issued to the Investors shares of Ocuphire common stock immediately prior to the merger and agreed to issue to the Investors warrants to purchase shares of common stock. At closing as a result of the transactions, Ocuphire stockholders including the Investors, own approximately 86.6% of the fully-diluted shares outstanding, with Rexahn stockholders owning approximately 13.4% of the fully-diluted shares outstanding. As of the closing of the merger, there were 7,091,878 shares of common stock outstanding.  Based on the $21.15 million purchase price of the private placement, the 1,249,996 shares of the combined company owned by the Investors had an effective price per share of $16.92 per share. Additional shares are held in escrow, which may be released in whole or in part to the Investors or returned to the Company. In addition, each Rexahn stockholder is being issued one contingent value right per post-split share owned, representing the right to receive, during the 15-year period after the closing of the merger, a pro rata share of certain contingent payments, to the extent received by Ocuphire, under Rexahn’s prior license agreements or relating to Rexahn’s intellectual property, less certain permitted deductions. Cantor Fitzgerald & Co. and Canaccord Genuity LLC acted as co-lead placement agents and financial advisors to Ocuphire in connection with the private placement, and Honigman LLP is serving as legal counsel to Ocuphire. Oppenheimer & Co. Inc. acted as financial advisor to Rexahn for the merger transaction, and Hogan Lovells US LLP is serving as legal counsel to Rexahn.

“We are thrilled to complete this merger, which creates a publicly listed biopharmaceutical company focused on developing and commercializing therapies for the treatment of eye disorders,” said Mina Sooch, President and CEO of Ocuphire. “We believe the target product profiles of our two ophthalmic candidates, Nyxol and APX3330, collectively studied in 18 clinical trials and each having market potential, create an opportunity for Ocuphire to become a leading ophthalmic company focused on improving vision and clarity. We look forward to multiple Phase 3 and Phase 2 clinical data readouts in 2021.”

Ocuphire has built a pipeline of multiple product candidates with demonstrated clinical activity that targets high value markets. Its lead product candidate, Nyxol® Eye Drops (“Nyxol”), is a once-daily eye drop formulation of phentolamine mesylate designed to reduce pupil diameter and improve visual acuity. Nyxol is being developed for three distinct indications for which Nyxol could be the first approved pharmacological therapy, including dim light or night vision disturbances, pharmacologically-induced mydriasis, and presbyopia. Ocuphire’s second product candidate, APX3330, is a twice-a-day oral tablet, designed to target multiple disease pathways that contribute to the pathology of diabetic retinopathy (DR) and diabetic macular edema (DME).

Ocuphire held its end of phase 2 (EOP2) meeting with the FDA in May 2020 to discuss the regulatory pathway for Nyxol in multiple chronic and acute refractive indications. Building on the guidance from the EOP2 meeting and the recent ORION-1 and MIRA-1 clinical trials, Ocuphire has designed its upcoming Phase 3 registration trials accordingly.

Overall, the company plans to initiate two Phase 3 registration trials and two Phase 2 trials across four ophthalmic indications in the fourth quarter of 2020 and the first quarter of 2021. Given the opportunity for faster, shorter ophthalmic clinical trials, data readouts are expected throughout 2021.

Ocuphire’s leadership team is comprised of seasoned professionals with decades of experience in the pharmaceutical, biotech, and medical research industries. The senior management team will be comprised of Mina Sooch, President and CEO; Charlie Hoffmann, VP of Corporate Development and Operations; Amy Rabourn, VP of Finance; Konstantinos Charizanis, Senior Director of Market Strategy and R&D; Drey Coleman, Director of Clinical Operations and Vendor Management; and Daniela Oniciu, Head of CMC and Global Supply Manufacturing. Cam Gallagher serves as the Chairman of the Board, with Mina Sooch serving as Vice Chair of the Board and Sean Ainsworth, James Manuso, Alan Meyer, Susan Benton and Rick Rodgers serving as Board members. Ocuphire has also continued to build out its Medical Advisory Board with world-class refractive and retina physicians including Drs. Michael Allingham, David Boyer, Jack Holladay, Edward Holland, Gerald Horn, Peter Kaiser, Paul Karpecki, Mark Kelley, Eliot Lazar, Richard Lindstrom, Marguerite McDonald, Jay Pepose, Thomas Samuelson and Jeffrey Heier.

Conference Call and Webcast Details:

Management will host a conference call and webcast with slides at 11:00 AM Eastern Time on Friday, November 6, 2020, for investors regarding this announcement with details as follows:

Dial in (domestic):	877-407-4018
International:	201-689-8471
Conference ID:	13712275
Webcast:	http://public.viavid.com/index.php?id=142102

The archived webcast will be available on the Investors section of the Ocuphire website.

About Ocuphire Pharma

Ocuphire is a clinical-stage ophthalmic biopharmaceutical company focused on developing and commercializing therapies for the treatment of several eye disorders. Ocuphire’s pipeline currently includes two small-molecule product candidates targeting front and back of the eye indications. The company’s lead product candidate, Nyxol® Eye Drops, is a once-daily preservative-free eye drop formulation of phentolamine mesylate, a non-selective alpha-1 and alpha-2 adrenergic antagonist designed to reduce pupil size, and is being developed for several indications, including dim light or night vision disturbances, pharmacologically-induced mydriasis, and presbyopia. Ocuphire’s second product candidate, APX3330, is a twice-a-day oral tablet, designed to inhibit angiogenesis and inflammation pathways relevant to retinal and choroidal vascular diseases, such as diabetic retinopathy and diabetic macular edema. As part of its strategy, Ocuphire will continue to explore opportunities to acquire additional ophthalmic assets and to seek strategic partners for late stage development, regulatory preparation, and commercialization of drugs in key global markets. Please visit www.clinicaltrials.gov to learn more about Ocuphire’s clinical trials. For more information, please visit www.ocuphire.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning Ocuphire’s product candidates and potential. These forward-looking statements are based upon Ocuphire’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: (i) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; (ii) the success and timing of regulatory submissions and pre-clinical and clinical trials; (iii) regulatory requirements or developments; (iv) changes to clinical trial designs and regulatory pathways; (v) changes in capital resource requirements; (vi) risks related to the inability of Ocuphire to obtain sufficient additional capital to continue to advance its product candidates and its preclinical programs; (vii) legislative, regulatory, political and economic developments, and (viii) the effects of COVID-19 on clinical programs and business operations. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors detailed in documents that have been and may be filed by Ocuphire from time to time with the SEC (including the proxy statement/prospectus included in that certain Registration Statement on Form S-4 (File No. 333-239702) initially filed with the SEC on July 6, 2020 and declared effective by the SEC on October 2, 2020. All forward-looking statements contained in this press release speak only as of the date on which they were made. Ocuphire undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contacts:

Mina Sooch, CEO
Ocuphire Pharma, Inc.
ir@ocuphire.com

Corey Davis, Ph.D.
LifeSci Advisors
cdavis@lifesciadvisors.com